The Prudential [LOGO]                                       December 31, 1989

                 AMENDMENT TO BE ATTACHED TO AND MADE A PART OF
                             GROUP ANNUITY CONTRACTS

                                (the "Contracts")
                          ISSUED TO THE CONTRACT-HOLDER
                                       BY

                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                               (the "Prudential")

The Group Annuity Contracts provide that the Contracts may be amended by Prudential to satisfy the requirements of any law or regulation administered by a governmental agency. Therefore, as a result of changes made to the Federal Internal Revenue Code by the Tax Reform Act of 1986, the Contracts are hereby amended in the following respects:

1. REGULAR CONTRIBUTIONS: Effective January 1, 1987, contributions made pursuant to a Salary-Annuity Agreement may not exceed $9,500 for the taxable year of the Participant or such other amount as prescribed by the Internal Revenue Service under Section 402(g)(4) of the Internal Revenue Code of 1986, as amended (the "Code"). This limitation shall not preclude any special increases applicable under section 402(g)(8) of the Code. If the limitation described in this paragraph is exceeded in any taxable year, the Participant may, not later than the March 1 following the close of such taxable year, notify the Prudential, in writing, of such excess and request that all or a portion of such excess and the income or loss allocable thereto, be paid to him from the Contracts before the April 15 following the close of the Participant's taxable year. Income or loss allocable to a Participant's excess contributions shall be determined in accordance with any applicable Regulations issued by the Internal Revenue Service. Any distribution made pursuant to this paragraph shall be made without regard to any restrictions or charges otherwise applicable to withdrawals under the Contracts.

2. TRANSFER CONTRIBUTIONS: Effective December 31, 1989, the following amounts may be transferred to and paid as a contribution under the Contracts for a
   Participant:

   (a) an amount which qualifies as a rollover contribution pursuant to the Code;

   (b) an amount which arises from an exchange of annuity contracts pursuant to the Code;




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   (c)  an amount which arises from a Participant's interest in a Code Section
        403(b)(7) custodial account, or

   (d) an amount which arises from a Participant's interest in another Group Annuity Contract issued to the Contract-Holder by Prudential.

   Any amount transferred to the Contracts pursuant to this item 2. will be treated as a Salary-Annuity Agreement contribution made after December 31, 1988 for purposes of the limitations on withdrawals under the Contracts. However, if any portion of such transferred amount was not subject to the limitations of Code Section 403(b)(11) or Code Section 403(b)(7)(A)(ii) prior to transfer, then such portion will be treated as a contribution made prior to December 31, 1988 for withdrawal purposes, if the following conditions are met:

   (1) a record of the amount of contributions, and any income thereon, which was not subject to the limitations of Code Section 403(b)(11) or Code
        Section 403(b)(7)(A)(ii) prior to transfer must be furnished to Prudential in a form satisfactory to it at the time such transfer is made, and

   (2)  evidence that such amount was not subject to the limitations of Code
        Section 403(b)(ii) or Code Section 403(b)(7)(A)(ii) prior to transfer must be furnished to Prudential in a form satisfactory to it at the time such transfer is made.

   The Prudential may require proof that all amounts transferred to the Contracts meet the requirements of the Code and any applicable Rulings or Regulations issued by the Internal Revenue Service.

3. WITHDRAWALS: Effective January 1, 1989, withdrawals attributable to (i) Salary-Annuity Agreement contributions made on or after January 1, 1989, and
   (ii) income credited on or after January 1, 1989 to any Salary-Annuity Agreement contributions, may not be made prior to the Participant's attainment of age 59 1/2, except upon the occurrence of one of the following events:

   - separation from service with the employer sponsoring the Plan or Salary-Annuity Agreement arrangement under the Contracts;

   - Disability Retirement, in accordance with Code Section 72(m)(7) or in accordance with the terms of the Plan, if any; or

   - Financial Hardship, in accordance with the terms of the Plan, if any, or on a basis mutually agreed upon between the Contract-Holder and Prudential which will be uniformly applicable to all Participants similarly situated.

   Prudential may require proof, in a form satisfactory to it, that one of the preceding events has occurred before honoring any request for a withdrawal described in the preceding paragraph.

   Withdrawals attributable to Salary-Annuity Agreement contributions made on or before December 31, 1988 and any income credited to such contributions as of December 31, 1988, will not be subject to the provisions of the preceding two paragraphs.

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   Effective January 1, 1989, income attributable to Salary-Annuity Agreement contributions made on and after January 1, 1989 may not be withdrawn in the case of Financial Hardship.

4. DEATH PAYMENTS: Effective January 1, 1987, death benefits payable under the Contracts to a Participant's Beneficiary prior to the date (i) on which an annuity has been purchased for the Participant or (ii) on which minimum distributions have commenced to the Participant pursuant to Code Section 401(a)(9) will be paid as set forth in this item 4. Death benefits payable under the Contracts to a Participant's Beneficiary on or after the date on which an annuity has been purchased for the Participant or on which minimum distributions have commenced to the Participant pursuant to Code Section 401(a)(9) will be paid as set forth in item 6. below.

   The Beneficiary may elect payment in any of the following forms, unless the Participant has directed otherwise or unless the Plan, if any, provides otherwise:

   (a)  a lump sum;

   (b) an annuity form described in the Contracts, other than one which provides for payment after the death of the Annuitant to a Contingent Annuitant;

   (c) any other settlement method to which Prudential consents and which is not contrary to the terms of the Plan, if any; or

   (d)  a combination of all or any two of (a), (b) and (c) above.

   Any lump sum payment to a Beneficiary will be subject to the following:

   - If the lump sum is payable to the Participant's spouse, payment of such lump sum will be made no later than the later of (i) the December 31 of the calendar year following the one in which the Participant's death occurred or (ii) the December 31 of the calendar year in which the Participant would have attained age 70 1/2.

   - If the lump sum is payable to a Beneficiary who is other than the Participant's Spouse, payment of such lump sum will be made no later than the December 31 of the calendar year in which the fifth anniversary of the Participant's death occurs.

   If payments are to be made to a Beneficiary in a form other than a lump sum, such payments will be subject to the following:

   - If the Beneficiary is the Participant's spouse, payments must commence no later than the later of (i) the December 31 of the calendar year following the one in which the Participant's death occurred or (ii) the December 31 of the calendar year in which the Participant would have attained age 70 1/2. Such payments must be paid over the life of the spouse or over a period not exceeding the life expectancy of the spouse.

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   -  If the Beneficiary is other than the Participant's spouse, payments must commence no later than the December 31 of the calendar year following the one in which the death of the Participant occurred. Such payments must be paid over the life of the Beneficiary or over period not exceeding the life expectancy of the Beneficiary.

   If:

   (1)  the Beneficiary does not elect a method of distribution; and

   (2) the Participant has not directed that a specific method of distribution be provided for his Beneficiary; and

   (3) the Plan, if any, does not provide for an automatic method of distribution,

   then any death benefits becoming payable under the Contracts shall be paid in a lump sum commencing no later than the December 31 of the calendar year in which the fifth anniversary of the Participant's death occurs.

   Anything herein to the contrary notwithstanding, if any portion of the Participant's Account(s), which become payable to a Beneficiary, consists of
   (i) contributions made under the Contracts by or on behalf of the Participant on or before December 31, 1986 and (ii) income credited to such contributions as of December 31, 1986, then distribution of such portion may be deferred until the Beneficiary attains age 70, if the Beneficiary so elects and provided such election does not contravene any prior direction from the Participant or any provision of the Plan, if any.

   All death benefits pursuant to this item 4. shall be made at the time and in the manner prescribed in Code Section 401(a)(9) and the Regulations issued thereunder.

5. TRANSFERS TO ANOTHER FINANCIAL INSTITUTION: Effective December 31, 1989, a Participant may elect to have a portion of his Account(s) transferred to another financial institution if such transfer is permitted by the terms of the Plan, if any. Such transfer will be permitted on the same basis as partial transfers are permitted between Related Contracts (i.e., companion contracts) under the Contracts, except that any charges otherwise applicable to withdrawals under the Contracts will apply to the amount elected for transfer.

6. DISTRIBUTIONS: Effective January 1, 1987, a Participant may, subject to the provisions of item 3. above, and in accordance with the terms of the Plan, if any, elect to receive a distribution of his Account(s) under the Contracts in any of the following forms:


   (a)  a lump sum;

   (b)  any annuity form described in the Contracts;

   (c) any other settlement method to which Prudential consents and which is not contrary to the terms of the Plan, if any; or

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   (d)  a combination of all or any two of (a), (b) and (c) above.

   Any portion of a Participant's Account(s) which is paid to him as a lump sum will be subject to the withdrawal provisions under the Contracts.

   Any payments becoming due to the Beneficiary of a Participant who began receiving a distribution pursuant to paragraph (c) may, unless the Participant has directed otherwise or the Plan, if any, provides otherwise, be paid in any of the forms described in this item 6., as elected by the Beneficiary, except for an annuity which provides for payment after the death of the Annuitant to a Contingent Annuitant.

   Any payments becoming due to the Beneficiary of a Participant who began receiving an annuity pursuant to paragraph (b) will, unless the Participant has directed otherwise, be paid as provided under the terms of the annuity as described in the Contracts.

   Anything in the Contracts to the contrary notwithstanding, any payments made to a Beneficiary in accordance with the two preceding paragraphs will meet the requirements of Code Section 401(a)(9) and the Regulations issued thereunder.

7. REQUIRED DISTRIBUTION DATE: Effective January 1, 1987 distributions are required to commence to the Participant as of his Required Distribution Date. A Participant's Required Distribution Date is defined below:

   (a) with respect to the portion of a Participant's Account(s) under the Contracts consisting of (i) contributions made by or on behalf of the Participant on or before December 31, 1986 and (ii) income credited to such contributions as of December 31, 1986, a Participant's Required Distribution Date is the last day of the year in which the Participant attains age 75, regardless of whether or not such Participant has terminated his employment with the employer sponsoring the Plan or Salary-Annuity Agreement arrangement under the Contracts.

   (b) with respect to the remaining portion of a Participant's Account(s) under the Contracts, a Participant's Required Distribution Date is:

        (i) with respect to any Participant who attained age 70 1/2 before January 1, 1988, the April 1 of the calendar year following the one in which the later of (A) the Participant's termination of employment with the employer sponsoring the Plan or Salary-Annuity Agreement arrangement under the Contracts or (B) the Participant's attainment of age 70 1/2 occurs;

        (ii) with respect to any Participant who attained age 70 1/2 during 1988 and who had not terminated his employment with the employer sponsoring the Plan or Salary-Annuity Agreement arrangement under the Contracts as of January 1, 1989, April 1, 1990; and


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        (iii)  with respect to all other Participants, April 1 of the calendar year following the one in which the Participant attains age 70 1/2 regardless of whether or not such Participant has terminated his employment with the employer sponsoring the Plan or Salary-Annuity Agreement arrangement under the Contracts.

        If the Plan funded under the Contracts is a church or governmental plan as defined in the Code, the Required Distribution Date for a Participant covered under such plan with respect to the portion of his Account(s) defined in paragraph (b) above is the Required Distribution Date set forth in subparagraph (b)(i).

        If the Participant's Account includes a transfer contribution made pursuant to item 2. above, the Required Distribution Date applicable to such transfer contribution will be determined in accordance with paragraph (b) above, except as provided in the following paragraph.

        If any portion of the Participant's transfer contribution consists of
        (i) contributions made by or on behalf of the Participant on or before December 31, 1986 and (ii) income credited to such contributions as of December 31, 1986, the Required Distribution Date applicable to such portion will be the Required Distribution Date applicable under the 403(b) program from which such transfer was made, if the following conditions are met:

        (1) a record of the amount of contributions made on or before December 31, 1986 and income credited to such contributions as of December 31, 1986, must be furnished to Prudential in a form satisfactory to it at the time such transfer is made, and

   (2) evidence of the Required Distribution Date under the 403(b) program from which the transfer was made must be furnished to Prudential in a form satisfactory to it at the time such transfer is made.

8. MINIMUM REQUIRED DISTRIBUTION: Effective January 1, 1987, Prudential will notify a Participant, prior to such Participant's Required Distribution Date, as determined from the records of Prudential on the basis of information furnished to Prudential, that he may be required to receive a minimum distribution from his Account(s) under the Contracts in accordance with Code
   Section 401(a)(9) and the Regulations issued thereunder. Such notice will include information so as to assist the Participant in computing the amount of his required minimum distribution. Following such notice, a Participant may request that the required minimum distribution be paid to him from the Contracts by his Required Distribution Date.

   If the Participant does not request a distribution of any portion of his Account(s) under the Contracts pursuant to this item 8., Prudential shall be under no obligation to make such distribution.

9. ANNUITIES: Effective January 1, 1987, all annuities purchased under the Contracts will meet the requirements of Code Section 401(a)(9) and, to the extent applicable, Code Sections 401(a)(11)and 417, and the Regulations issued thereunder.




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10.   BENEFICIARY: Effective as of the Effective Date of the Contracts, any
      spousal consent requirements of applicable Federal law (as it relates to employee benefit plans) will apply in designating a Beneficiary and to any changes made to a previous Beneficiary designation.

11. LIMIT ON ASSIGNMENT: Effective as of the Effective Date of the Contracts, to the extent applicable law requires, the interests in and payments from the Contracts are not assignable or subject to the claims of any creditor. For this purpose, compliance with the terms of a Qualified Domestic Relations Order as defined in Code Section 414(p) will not be considered an assignment of benefits.


                              THE PRUDENTIAL INSURANCE COMPANY
                                        OF AMERICA



                              VICE PRESIDENT, CONTRACTS















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